EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-157151 on Form S-8 of our report dated June 14, 2024, relating to the financial statements and supplemental schedule of The Pinnacle West Capital Corporation Savings Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP
Tempe, Arizona
June 14, 2024